UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2015, Orthofix International N.V. (the “Company”) received an anticipated letter from NASDAQ noting that the Annual Report on Form 10-K for the period ended December 31, 2014 (the “2014 Form 10-K”) had not been filed by its due date with the Securities and Exchange Commission on March 16, 2014 and, as such, represented an additional basis for non-compliance with Listing Rule 5250(c)(1).

As previously disclosed, the Company requested an extension, and was granted continued listing, from a NASDAQ Hearings Panel (the “ Hearings Panel ”) through March 31, 2015 for the Company to complete the delayed filing of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014 (the “Late Reports”), as well as the previously disclosed anticipated financial restatement for the fiscal years ended December 31, 2013, 2012 and 2011, and the fiscal quarter ended March 31, 2014 (the “Further Restatement”).

The Company continues to work to complete the procedures needed to file its Late Reports and Further Restatement, as well as the 2014 Form 10-K. As requested by the letter from NASDAQ, the Company will be providing a written update to the Hearings Panel regarding these matters on or before March 25, 2015.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release, dated March 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.
By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: March 24, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 24, 2015.